UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01              Entry into a Material Definitive Agreement.

On May 23, 2017, Heritage Commerce Corp, a California corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein, to issue and sell to the public $40 million aggregate principal amount of its 5.25% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”). The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses, will be approximately $39.1 million. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference. The Offering was completed on May 26, 2017.

The Notes were offered pursuant to a prospectus supplement, dated May 23, 2017, to the prospectus dated September 30, 2016 that forms part of the Company’s effective Registration Statement on Form S-3 (File No. 333-213625) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, which became effective September 30, 2016.

The Notes were issued pursuant to the Subordinated Indenture, dated as of May 26, 2017 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the Notes, dated as of May 26, 2017, between the Company and the Trustee (the “First Supplemental Indenture”). The Indenture, as amended and supplemented by the First Supplemental Indenture, governs the terms of the Notes and provides that the Notes are unsecured, subordinated debt obligations of the Company. The Notes will mature on June 1, 2027. From and including the date of issuance, but excluding June 1, 2022, the Notes will bear interest at an initial fixed rate of 5.25% per annum, payable semi-annually. From and including June 1, 2022 and thereafter, the Notes will bear interest at a floating rate equal to the then-current three-month LIBOR as calculated on each applicable date of determination, plus 336.5 basis points (3.365%), payable quarterly. The foregoing descriptions are qualified in their entirety by reference to the Indenture, the First Supplemental Indenture and the Notes, the form of which is attached as Exhibit A to the First Supplemental Indenture. Copies of the Indenture and the First Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The Company is filing this Current Report on Form 8-K to file with the SEC certain items related to the offering of the Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (File No. 333-213625).

Item 2.03                                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the third paragraph of Item 1.01 above and the full text of the Indenture and the First Supplemental Indenture, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03

Item 8.01                                           Other Events

On May 26, 2017, the Company issued a press release announcing the completion of the Offering, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 23, 2017, by and between Heritage Commerce Corp and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein.

4.1	Subordinated Indenture, dated as of May 26, 2017, by and between Heritage Commerce Corp and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 26, 2017, by and between Heritage Commerce Corp and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2027 (included in Exhibit 4.2).

5.1	Opinion Letter of Buchalter, a professional corporation, regarding the validity of the Notes.

23.1	Consent of Buchalter, a professional corporation (included in Exhibit 5.1).

99.1	Press Release dated May 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

Date: May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 23, 2017, by and between Heritage Commerce Corp and Sandler O’Neill & Partners, L.P., as representative of the several underwriters named therein.

4.1	Subordinated Indenture, dated as of May 26, 2017, by and between Heritage Commerce Corp and Wilmington Trust, National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 26, 2017, by and between Heritage Commerce Corp and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.25% Fixed-to-Floating Rate Subordinated Notes due 2027 (included in Exhibit 4.2).

5.1	Opinion Letter of Buchalter, a professional corporation, regarding the validity of the Notes.

23.1	Consent of Buchalter, a professional corporation (included in Exhibit 5.1).

99.1	Press Release dated May 26, 2017